                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

            We consent to the  incorporation  by reference  in the  Registration
Statement on Form S-3 of our report dated February 14, 2005 relating to the 2004
and  2003  consolidated   financial  statements  of  Empire  Resorts,  Inc.  and
Subsidiaries (the "Company") which appear in the Company's annual report on Form
10-KSB for the year ended  December 31, 2004, as filed with the  Securities  and
Exchange Commission on March 3, 2005, and to the reference to our firm under the caption "Experts" in this Registration Statement.

                                                  /s/ Friedman LLP
                                                  ----------------
                                                  Friedman LLP

New York, New York
March 3, 2005